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                                                                    EXHIBIT 10.8

                              EMPLOYMENT AGREEMENT

         This Employment Agreement (the "Agreement") is made and entered into as of August 7, 2000, by and between Summa Industries, a Delaware corporation (the "Company" or "Employer"), and Mr. Trygve M. Thoresen, an individual residing in the State of California ("Executive").

         WHEREAS, the Company desires to retain the services of Executive as Vice President of Business Development, General Counsel and Secretary of the Company, and Executive is willing to provide such services so long as the terms and conditions contained herein apply to Executive's employment; and

         WHEREAS, the Company and Executive acknowledge that, except as specifically set forth herein, Executive will be an "at will" employee of the Company.

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants of the parties contained herein, the parties hereto agree as follows:

         1. TERM. This Agreement shall continue in full force and effect for a period which shall commence as of the date indicated above and shall continue until Executive's employment with the Company is terminated. Executive's employment hereunder may be terminated by the Company at any time, with or without cause. Executive acknowledges that, except as specifically set forth herein, Executive is an at will employee of the Company.

         2. EMPLOYMENT. Executive shall serve as Vice President of Business Development, General Counsel and Secretary, subject to the direction of the Company's Chief Executive Officer and the Board of Directors. Executive shall devote such of his working time and effort to the business and affairs of the Company as may reasonably be required of him in the discharge of the duties and responsibilities of such office, but no less than 40 hours per week on average. Executive shall at all times perform his duties and obligations faithfully and diligently and to the best of Executive's ability.

         3. COMPENSATION. During the term of this Agreement, and any continuance hereof, as compensation for the services to be rendered and the other obligations undertaken by Executive hereunder, Executive shall be entitled to receive salary and annual bonuses as shall be determined from time to time by the Company's Board of Directors.

         4. EXPENSES. During the term hereof, Executive shall be entitled to receive prompt reimbursement of all reasonable expenses incurred by Executive (in accordance with the policies and procedures from time to time adopted by the Board of Directors of the Company for its senior executive officers) in performing the services contemplated hereunder, provided that Executive properly accounts therefor in accordance with Company policy. In addition, Executive will be granted use of a Company automobile.

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         5. BENEFITS AND VACATIONS.

                  (a) Executive shall be entitled to participate in or receive benefits under the life, health and disability insurance plans or arrangements of an operating subsidiary of the Company as in effect on the date hereof for such period of time as such plans and arrangements shall remain in effect. In addition, Executive shall be entitled to participate in or receive benefits under any pension plan, profit-sharing plan, life insurance, health-and-accident plan or arrangement made available in the future by the Company or its subsidiaries to its executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Nothing paid to Executive under any such plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of any compensation payable to Executive hereunder.

                  (b) Executive shall be entitled to the number of paid vacation days in each calendar year, and to compensation for earned but unused vacation days, determined by the Company or its subsidiaries from time to time for its executives and key management employees. Executive shall also be entitled to all paid holidays given by the Company or its subsidiaries to its executives and key management employees.

         6. CHANGE IN CONTROL. Notwithstanding any provision in this Agreement to the contrary, the provisions of this Paragraph 6 shall control, to the exclusion of any other provision of this Agreement, in the event that there has been a "Change in Control" of Employer, as defined hereafter. In such event, regardless of whether or not Executive's employment is terminated as a result of such event, Executive shall be entitled to promptly receive, and the Company will be obligated to promptly pay to Executive as a special bonus, an amount equal to one (1) years' salary and bonus at the level then being paid to Executive pursuant to Paragraph 3 above. For the purposes of this agreement, "Change in Control" means:

                  (i) the acquisition by a person or a group of related persons, other than the Company or a person controlling, controlled by or under common control with the Company, of beneficial ownership (as determined pursuant to the provisions of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of securities possessing (whether immediately or upon subsequent conversion or exercise) thirty percent (30%) or more of the total voting power of the Company's outstanding securities, or
                  (ii) the acquisition by a person or a group of related persons, other than the Company or a person controlling, controlled by or under common control with the Company, of beneficial ownership (as determined pursuant to the provisions of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of securities possessing (whether immediately or upon subsequent conversion or exercise) the right to elect a majority of the Company's Board of Directors, or

                  (iii) the sale, transfer or other disposition (other than in the ordinary course) of substantially all of the Company's assets, or

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                  (iv)  the first date within any period of thirty-six (36)
consecutive months or less on which there is effected a change in the composition of the Company's Board of Directors such that a majority of the Board (determined by rounding up to the next whole number) ceases to be comprised of individuals who either (I) have been members of the Company's Board continuously since the beginning of such period or (II) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (I) who were still in office at the time such election or nomination was approved by the Board.

         7. PROPRIETARY INFORMATION. Executive acknowledges that certain technological and other information may from time to time be disclosed to Executive by the Company during the continuance hereof. Executive hereby acknowledges that all such information and technology, whether currently existing or hereafter developed by the Company through or involving the services and efforts of Executive hereunder, shall at all times consist of and be preserved by Executive as valuable trade secrets and confidential information which is proprietary to and owned exclusively by the Company, and that Executive does not have, and shall not have or hereafter acquire, any rights in or to any of such information and technology, including without limitation any patents, inventions, discoveries, know-how, trademarks or trade names used or adopted by the Company in connection with the design, development, manufacture, marketing, sale or installation of any products which at any time during the continuation hereof may be offered and sold or licensed by the Company. Executive further warrants and agrees that he shall not at any time, whether during the continuance of this Agreement or after its expiration or earlier termination, whether by Executive or by the Company, in any manner or form, directly or indirectly, use, disclose, duplicate, license, sell, reveal, divulge, publish or communicate any portion of any such information or technology, nor use, disclose duplicate, license, sell, reveal, divulge, publish or communicate any other confidential information concerning the Company, or any customers or other products of the Company, to any person, firm or entity.

         8. COMPETITION. Prior to termination of this Agreement, Executive shall not, without the Company's prior written consent, directly or indirectly engage in any business activity, or have any interest in any person, firm or other entity engaged in any business activity, in which the Company at the time is engaged or to the knowledge of Executive, is planning to engage. During the term hereof and for a period of two (2) years thereafter, Executive shall not directly or indirectly: (a) divert or take away or solicit or attempt to divert or take away any of the Company's customers, including without limitation those customers with whom Executive became acquainted while retained by the Company;
(b) employ, or knowingly permit any business entity controlled by Executive to employ, any person who during the period of twelve (12) months immediately preceding such time has been employed by the Company; (c) solicit or otherwise seek to induce any employee of the Company to leave his or her employment with the Company; or (d) undertake planning for or organization of any business activity that will injure the Company's business, or conspire with employees of the Company for the purpose of organizing any such injurious business activity.

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         9. GENERAL PROVISIONS.

                  (a) Any notice, request, demand or other communication required or permitted hereunder shall be deemed to be properly given when personally served in writing, three (3) days after being deposited in the United States mail, properly addressed and postage prepaid, or one (1) day after being sent by reputable overnight carrier (Federal Express, UPS, Airborne), addressed to the Company or Executive at their respective last known address. Either party may change its address by written notice given in accordance with this subparagraph.

                  (b) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective executors, administrators, successors and assigns; provided, however, that Executive may not assign any or all of Executive's rights or duties hereunder without the prior written consent of the Company.

                  (c) This Agreement is made and entered into, is to be performed primarily within, and shall be governed by and construed in all respects in accordance with the internal laws of the State of California.

                  (d) Captions and paragraph headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

                  (e) Should any provision of this Agreement for any reason be declared invalid, void, or unenforceable by a court of competent jurisdiction, the validity and binding effect of any remaining portions of such provision shall not be affected, and all other portions of this Agreement shall remain in full force and effect.

                  (f) This Agreement contains the entire agreement of the parties, and supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the retention of Executive by the Company. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained herein shall be relied upon or be valid or binding. This Agreement may not be modified or amended by oral agreements, but only by an agreement in writing signed by the Company on the one hand, and by Executive on the other hand.

                  (g) In the event of any litigation between Executive and the Company concerning the rights or obligations of any party under this Agreement, the non-prevailing party shall pay the reasonable costs and expenses, including attorneys' fees, of the prevailing party in connection therewith.

                  (h) The Company shall indemnify Executive to the fullest extent permitted by applicable law with respect to any claims arising from the performance by Executive of his duties hereunder during the term of this Agreement.

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                  (i) The obligations under paragraphs 7, 8 and 9(h) hereof
shall survive the termination of this Agreement for the time periods specified therein, or, if no period is specified, for an unlimited period of time.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.



"Company"                                   "Executive"


SUMMA INDUSTRIES,                           /s/  Trygve M. Thoresen
a Delaware corporation                      -----------------------------------
                                            Trygve M. Thoresen



By:  /s/ James R. Swartwout
   --------------------------------
      James R. Swartwout, President